aUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2012

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(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3250 Oakland Hills Court, Fairfield, California  94534
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 707.208.6368

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 29, 2012, we sold an aggregate of 1,610,000 shares of our common stock at a price of US$0.05 per share for gross proceeds of US$80,500.  We issued 1,524,000 of these shares to six non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended and 86,000 of these shares to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended) and, in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release with respect to the completion of the private placement is appended to this Form 8-K Current Report as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1           News Release issued by the Registrant on June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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By:

/s/ James P. Geiskopf
James P. Geiskopf
President, Secretary, Treasurer and Director

Date: July 2, 2012